QUESTIONS & ANSWERS

         Questions  and  answers  relating to the Sale of  Participating  Income
Properties  1986,   L.P.;   Participating   Income   Properties  II,  L.P.;  and
Participating Income Properties III Limited Partnership.


Q        Does the General Partner recommend voting in favor of the proposal?

A Yes. The General Partner has approved the Transaction and recommends that Investors consent to the proposal to sell the Travel Plazas and dissolve the Partnership by marking the "for" box on the enclosed consent card.

Q        What vote is required for the proposal to be accepted?

A The Partnership Agreement requires the consent of Investors holding more than 50% of the Units to dispose of all or substantially all of the assets of the Partnership. The Transaction and the subsequent liquidation of the Partnership therefore requires the affirmative vote of Investors holding a majority of Units pursuant to the consent procedures described herein.

Q        If the proposals are accepted, will this be a taxable event for me?

A Yes, federal income tax consequences result from the sale of the Travel Plazas and the subsequent liquidation of the Partnership.

                                           86        II         III
                                          --------------------------
               Estimated Taxable Gain     $379      $300       $270
               Estimated Capital Loss     $112      $123       $129

Q        How can I incur both a gain and a loss in the same transaction?

A Separate federal income tax consequences result from the sale of the Travel Plazas and the subsequent liquidation of the Partnership.

         o Taxable gain: The sale of the Travel Plazas will constitute a taxable transaction for federal income tax purposes. This gain is principally the result of depreciation deductions, the benefit of which was received by the Investors during the life of the Partnership.

         o Capital loss: Separately, as a result of the subsequent liquidation of the Partnership, each Investor who acquired his Units in the initial offerings thereof is expected to recognize a capital loss.

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Q        When is the Partnership likely to be liquidated if sufficient votes are obtained?

A The liquidation of the Partnership is anticipated to be completed by December 31, 1998.

Q        Can I call my vote in to D.F. King?

A No. Votes must be mailed on the signed Consent Solicitation Statement to D.F. King.

Q Why should I vote "yes" for the proposal? I've been doing really well for a long time and my investment alternatives are not as good as the investment I already own?

A        PIP 86
         ------

         o At the time the Partnership commenced the Offering in 1986, the Partnership intended to hold its interests in the Travel Plazas for a period of at least 10 years, at which point the lessees could exercise their Options to purchase the Travel Plazas and the Partnership would be liquidated.

         o    All of the Options are currently exercisable.

         o    Flying J has  notified  the General  Partner of its  intention  to
              exercise  all  of  its  purchase   options   which  are  currently
              exercisable, resulting in the sale of the Travel Plazas.

         o If the Options are exercised individually, there can be no assurance that the aggregate price paid for all of the Travel Plazas would equal or exceed the Purchase Price.

         o If the Company does not sell the Travel Plazas collectively, and the lessees exercise their Options individually, this may result in declining assets and revenue for the Partnership. Returns to Investors would likely decrease over time as declining revenues from fewer Travel Plazas would be applied against a relatively fixed Partnership expense structure, including fees payable to the General Partner.

         o The General Partner reasonably believes that the terms of the Transaction are fair to the Partnership and the Investors based on several factors, including but not limited to (i) the amount of cash consideration to be received for the Travel Plazas, (ii) the fact that the purchase price is based upon independent third party appraisals, (iii) prices received recently for Units in the secondary market, including third party tender offers, and (iv) the opportunity for each Investor to vote in favor of or against the Transaction and the subsequent dissolution of the Partnership.

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         o    The Partnership has received  appraisals from Cushman & Wakefield,
              Inc., a nationally recognized, independent and fully diversified real estate firm with extensive valuation experience, which has provided appraisals to the Partnership since its formation.

B.       PIP II
         ------

         o At the time the Partnership commenced the Offering in 1988, the Partnership intended to hold its interests in the Travel Plazas for a period of at least 10 years, at which point the lessees could exercise their Options to purchase the Travel Plazas and the Partnership would be liquidated.

         o These Options become exercisable at various dates beginning in November 1998, and will have become exercisable as to all of the Travel Plazas by June 2001.

         o    Flying J has  notified  the General  Partner of its  intention  to
              exercise  its  purchase   options  as  they  become   exercisable,
              resulting in the gradual sale of the Travel Plazas.

         o If the Options are exercised individually there can be no assurance that the aggregate price paid for all of the Travel Plazas would equal or exceed the Purchase Price.

         o If the Partnership does not sell the Travel Plazas collectively and the lessees exercise their Options individually, this may result in declining assets and revenue for the Partnership. Returns to Investors would likely decrease over time as declining revenues from fewer travel Plazas would be applied against a relatively fixed Partnership expense structure, including fees payable to the Managing General Partner.

         o The General Partner reasonably believes that the terms of the Transaction are fair to the Partnership and the Investors based on several factors, including but not limited to (i) the amount of cash consideration to be received for the Travel Plazas, (ii) the fact that the purchase price is based upon independent third party appraisals, (iii) prices received recently for Units in the secondary market, including third party tender offers, and (iv) the opportunity for each Investor to vote in favor of or against the Transaction and the subsequent dissolution of the Partnership.

         o The Partnership has received appraisals from Cushman & Wakefield, Inc., a nationally recognized, independent and fully diversified real estate firm with extensive valuation experience, which has provided appraisals to the Partnership since its formation.

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C.       PIP III
         -------

         o At the time the Partnership commenced the Offering in 1991, the Partnership intended to hold it interests in the Travel Plazas for a period of at least 10 years, at which point the lessees could exercise their Options to purchase the Travel Plazas and the Partnership would be liquidated.

         o The Options become exercisable beginning in (i) December 2001, in the case of the Wytheville Travel Plaza, (ii) January 2003, in the case of the Bakersfield Travel Plaza and (iii) June 2003, in the case of the Ehrenberg Travel Plaza.

         o    Flying J has  notified  the General  Partner of its  intention  to
              exercise  its  purchase   options  as  they  become   exercisable,
              resulting in the gradual sale of the Travel Plazas.

         o If the Options are exercised individually there can be no assurance that the aggregate price paid for all of the Travel Plazas would equal or exceed the Purchase Price.

         o If the Partnership does not sell the Travel Plazas and the Mortgage Loan (which may be prepaid at any time without penalty) collectively and the lessees exercise their Options individually, this may result in declining assets and revenue for the Partnership. Returns to Investors would likely decrease over time as declining revenues from fewer Travel Plazas would be applied against a relatively fixed Partnership expense structure, including fees payable to the General Partner.

         o The General Partner reasonably believes that the terms of the Transaction are fair to the Partnership and the Investors based on several factors, including but not limited to (i) the amount of cash consideration to be received for the Travel Plazas, (ii) the fact that the purchase price is based upon independent third party appraisals, (iii) prices received recently for Units in the secondary market, including third party tender offers, and (iv) the opportunity for each Investor to vote in favor of or against the Transaction and the subsequent dissolution of the Partnership.

         o The Partnership has received appraisals from Cushman & Wakefield, Inc., a nationally recognized, independent and fully diversified real estate firm with extensive valuation experience, which has provided appraisals to the Partnership since its formation.

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Q        What will the General  Partner  receive upon the  consummation of these transactions?

A Upon liquidation of the Partnership, the General Partner is entitled to one percent of all profits, losses, deductions or credits for federal income tax purposes and one percent of all cash flow of the
         Partnership. The Managing General Partner is also entitled to a subordinated real estate disposition fee under certain circumstances.

         o If PIP 86 had been liquidated as of 6/30/98, the Managing General Partner would have been entitled to receive a total of $1,489,434.

         o If PIP II had been liquidated as of 6/30/98, the Managing General Partner would not have been entitled to receive any liquidating distribution.

         o If PIP III had been liquidated as of 6/30/98, the Managing General Partner would not have received any liquidating distribution.

Q        How was the sale price of the Partnership's assets determined?

A The Transaction is based upon an agreement in principle reached at arm's length between the General Partner and Flying J in December 1997 that the purchase price for the Travel Plazas, after taking into account any sale of assets, would be the appraised value of the Travel Plazas as set forth in the December 1996 Appraisal. This agreement was subject to the condition that the December 1997 Appraisal for the Partnership would not vary by more than five percent from the December 1996 Appraisal.

Q Why didn't the Partnership use the December 1997 appraised value instead of the appraised value from December 1996?

A The General Partner began arm's-length negotiations with Flying J in August 1997. At that time, the only appraisals outstanding were the December 1996 appraisals. During the negotiations, it was agreed that the December 1996 appraisals would be used, assuming the appraised value for December 1997 did not vary by more than 5%.

Q        Who did the appraisals on the Travel Plazas?

A Cushman & Wakefield, a nationally recognized, independent, fully diversified real estate firm with extensive valuation experience. The General Partner elected to retain Cushman & Wakefield to render the Appraisals because of its valuation experience and because it has rendered appraisals on the Travel Plazas since the inception of the Partnership.

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Q        Can I obtain copies of the Partnership's appraisals?

A The appraisals were included in your annual reports, which have been previously mailed to you. Additional copies are available upon request.

Q I see that FFCA is supplying the money to Flying J to buy the Travel Plazas. Doesn't this represent a conflict of interest?

A The Transaction between Flying J and the Partnership resulted from negotiations conducted in good faith at arm's length based upon third party appraisals. Flying J had the right to finance the acquisition in any manner it chose, and it ultimately selected FFCA, a NYSE company that specializes in this type of financing transaction.

Q What happens if the Partnership votes "yes" and one or both of the other Partnerships vote "no"?

A If the Transaction is approved by Investors in your Partnership but not by Investors in either of the other PIP Partnerships, the Buyer has the right not to consummate the Transaction. However, the Buyer, at its discretion, may obligate the Partnership to consummate the Transaction if the Investors approve the Transaction and all other conditions to closing are met. In any event, the lessees of the Travel Plazas continue to have options to purchase the land, building and equipment comprising the Travel Plazas, and Flying J has notified the General Partner of its intention to exercise its purchase options as they become exercisable, resulting in the gradual sale of the Travel Plazas.

Q What will occur if an insufficient number of votes are obtained for each Partnership?

A The sale to the Buyer will not be consummated and the Partnership will not be liquidated. The lessees of the Travel Plazas will continue to have options to purchase the land, building, and equipment comprising the Travel Plazas. Pursuant to the Options, the real estate may be purchased commencing in the tenth year of each lease. The real estate may be purchased at a price equal to the greater of (i) the appraised fair market value of the land, building and equipment, as determined by an independent appraiser, or (ii) the approximate cost of the land, building and equipment, plus a pro rata portion of organizational expenses.

Q        What is the anticipated closing date of the proxy solicitation?

A The anticipated closing date is October 26, 1998, which is 45 days from the date of the Consent Solicitation Statement, unless extended from time to time by the Partnership.

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Q        Will I receive a final Schedule K-1?

A Each Investor will receive a final Schedule K-1 for the Partnership as soon as possible after the liquidation of the Partnership.

Q        Who is responsible for the cost of liquidation?

A The expense of the preparation, printing, and mailing of this Consent Solicitation Statement and the enclosed Consent Card and Notice of Consent Solicitation, and any related material which may be furnished to Investors by the General Partner subsequent to the furnishing of the Consent Solicitation Statement, has been or will be borne by the Partnership as permitted by the Partnership Agreement.

Q Why does the Partnership need insurance and why did we have to pay so much?

A In order to facilitate a prompt and final liquidating distribution to Investors, the Partnership purchased the Insurance to cover certain liabilities relating to potential securities claims. The insurance policy covers claims for six years in the amount of $8,500,000 per Partnership. The purpose of the Insurance is to protect the Partnership against claims made after its liquidation and dissolution. Considering the cost of the Insurance (approximately $319,000 spread equally among the three Partnerships, representing approximately 2% of the aggregate purchase price of the three Partnerships) and the risks to the partners associated with being uninsured, the General Partner elected to obtain the Insurance rather than continue the existence of the Partnership and delay the final liquidating distribution for several years. Depending on potential claims, this delay and the amounts which would need to be retained to cover those claims, could have been significant

Q        If my Units are held in an ERISA account, what is my exposure to UBTI?

A Persons who are exempt from tax under the provisions of Section 501 of the Code will be entitled to exclude from the calculation of UBTI any capital gains, unless the properties to which the gains are attributable are subject to acquisition indebtedness by the Partnership. The Travel Plazas are not subject to acquisition indebtedness. Any gain re-characterized as ordinary income under the provisions of Section 1245 of the Code will be required to be included in the calculation of UBTI by Investors who are tax-exempt persons. The General Partner anticipates that the Transaction will not generate a material amount of UBTI for tax-exempt Investors.

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